                                                                    Exhibit 11.1

Coventry Health Care, Inc.

Computation of Net Earnings Per Share (1)

                                                              1998
                                          -----------------------------------------------
                                             Earnings
                                              (Loss)         Shares         Per Share
                                           (Numerator)    (Denominator)      Amount
                                          -----------------------------------------------
Net Earnings (Loss)                            $(11,741)
                                          ---------------

Basic EPS                                      $(11,741)          52,477         $(0.22)

Effect of Dilutive Securities
   Options and warrants
   Convertible notes
                                          -----------------------------------------------


Diluted EPS                                    $(11,741)          52,477         $(0.22)
                                          ===============================================

                                                              1997
                                          -----------------------------------------------
                                             Earnings
                                              (Loss)         Shares         Per Share
                                           (Numerator)    (Denominator)      Amount
                                          -----------------------------------------------
Net Earnings (Loss)                              $11,903
                                          ---------------

Basic EPS                                        $11.903          33,210           $0.36

Effect of Dilutive Securities
   Options and warrants                                              702
   Convertible notes
                                          -----------------------------------------------
Diluted EPS                                      $11,903          33,912           $0.35
                                          ===============================================

                                                              1996
                                          -----------------------------------------------
                                             Earnings
                                              (Loss)         Shares         Per Share
                                           (Numerator)    (Denominator)      Amount
                                          -----------------------------------------------
Net Earnings (Loss)                            $(61,287)
                                          ---------------

Basic EPS                                      $(61,287)          32,818         $(1.87)

Effect of Dilutive Securities
   Options and warrants
                                          -----------------------------------------------


Diluted EPS                                   $(61,287)           32,818         $(1.87)
                                          ===============================================


(1)    Restated for adoption of SFAS 128, "Earnings per Share."